UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HIGHWATER ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
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P.O. Box 96
24500 US Highway 14
Lamberton, MN 56152

NOTICE OF 2025 ANNUAL MEETING OF MEMBERS
To be Held Thursday, March 6, 2025

To our Members:

The 2025 annual meeting of members (the “2025 Annual Meeting”) of Highwater Ethanol, LLC (the “Company”) will be held on Thursday, March 6, 2025 at the American Legion, 110 South Main Street, Lamberton, MN 56152. Registration for the meeting will start at 8:30 a.m. The 2025 Annual Meeting will commence at approximately 9:30 a.m. The Board of Governors encourages you to attend the meeting.

The purposes of the meeting are to: (1) Elect three governors to the Board of Governors; (2) Provide an advisory vote on the Company's executive compensation called a "Say-on-Pay"; (3) Provide an advisory vote on how frequently to hold the Say-on-Pay vote; and (4) Transact such other business as may properly come before the 2025 Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (507) 752-6160.

Only members listed on the Company's records at the close of business on January 21, 2025 are entitled to notice of the 2025 Annual Meeting and to vote at the 2025 Annual Meeting and any adjournments thereof. The proxy statement and proxy card are also available at www.highwaterethanol.com. To be certain that your membership units will be represented at the 2025 Annual Meeting, please return your proxy card by 5:00 p.m. on Wednesday, March 5, 2025. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

All members are cordially invited to attend the 2025 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Governors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the Board of Governors, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://www.highwaterethanol.com and may be printed by the members. No personal information is required to print a proxy card. If you wish to revoke your proxy card, you may do so by voting in person at the 2025 Annual Meeting or by giving notice to our CEO Brian Kletscher or our CFO Lucas Schneider, prior to, or at the commencement of the meeting. You may fax your completed proxy card to the Company at (507) 752-6162 or mail it to the Company at P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152. If you need directions to the meeting, please contact the Company using the information listed above.

By order of the Board of Governors,

                        /s/ David Moldan

                        Chairman of the Board

Lamberton, MN
January 28, 2025

Highwater Ethanol, LLC
P.O. Box 96
24500 US Highway 14
Lamberton, Minnesota 56152

Proxy Statement
Annual Meeting of Members
Thursday, March 6, 2025

    This proxy solicitation is being made by Highwater Ethanol, LLC (the "Company" or "Highwater"). The proxy statement and proxy card were prepared by the board of governors of the Company (the "Board") for use at the 2025 annual meeting of members to be held on Thursday, March 6, 2025 (the "2025 Annual Meeting"), and any adjournment thereof. The 2025 Annual Meeting will be held at the American Legion, 110 South Main Street, Lamberton, MN 56152. Registration for the meeting will begin at 8:30 a.m. The 2025 Annual Meeting will commence at approximately 9:30 a.m. This solicitation is being made by mail; however, the Company may also use its officers, governors, and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and the proxy card is scheduled to begin on or about January 28, 2025.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:    The Board is soliciting your proxy to vote at the 2025 Annual Meeting and any adjournments thereof because you were a member of the Company at the close of business on January 21, 2025, the record date, and are entitled to vote at the meeting.

Q:    When and where is the 2025 Annual Meeting?

A:    The 2025 Annual Meeting will be held at the American Legion, 110 South Main Street, Lamberton, MN 56152 on Thursday, March 6, 2025. Registration for the meeting will begin at 8:30 a.m. The 2025 Annual Meeting will commence at approximately 9:30 a.m.

Q:    What am I voting on?

A:    You are voting on the election of three governors to our Board. You are also providing an advisory approval called a Say-on-Pay vote related to the Company's executive compensation arrangements and a second advisory approval on how frequently you would like the Company to present the Say-on-Pay vote to the members.

Q:    How many votes do I have?

A:    Members are entitled to one vote for each membership unit that they owned of record as of the close of business on January 21, 2025.

Q:    What is the Say-on-Pay Vote?

A:    The Say-on-Pay vote is an advisory vote by the Company's members whereby the member can either endorse or not endorse the Company's system of compensating its executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company's executive officers. The Company may also use the Say-on-Pay vote to engage our members in a discussion regarding the Company's system of compensating its executive officers.

Q:    What is the advisory approval on how frequently the Company will present the Say-on-Pay vote to members?

A:    In addition to the Say-on-Pay vote discussed above, the Company is presenting the members the opportunity to provide input on how often the Company should hold the Say-on-Pay vote. The members can choose whether they would like the Company to have the Say-on-Pay vote every year, every two years or every three years. While this vote is not binding on the Board, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings.

Q:    What is the voting requirement to elect the governors and what is the effect of an abstention/withhold?

A:    In the election of governors to our Board, the three nominees receiving the greatest number of votes relative to the votes cast for their competitors will be elected, regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. Because governors are elected by plurality vote, a properly executed ballot marked ABSTAIN/WITHHOLD with respect to a nominee will not count FOR or AGAINST the nominee. Abstentions/withholds will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:    What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory approval on executive compensation called the Say-on-Pay vote, as set forth in Proposal Two, will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. A properly executed ballot marked ABSTAIN with respect to the proposal will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    What is the voting requirement for the advisory approval on how frequently to present the Say-on-Pay vote and what is the effect of an abstention?

A:    The advisory approval on how frequently to present the Say-on-Pay vote to the members, as set forth in Proposal Three, is a plurality vote, which means that the alternative that receives the greatest number of votes, compared to the votes cast for the other alternatives, will be the vote of the members. This advisory vote is not binding on the Board. However, the Board intends to use the results of this vote to determine how frequently to present the Say-on-Pay vote at the Company's annual meetings. A properly executed ballot marked ABSTAIN with respect to this proposal will not count FOR or AGAINST any alternative. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:    How many membership units are outstanding?

A:    On January 21, 2025, the record date, there were 4,753 outstanding membership units.

Q:    What constitutes a quorum?

A:    The presence in person or by proxy of members holding 30% of the total outstanding membership units, or 1,426 membership units, constitutes a quorum. If you submit a properly executed proxy, then your units will be counted as part of the quorum.

Q:    How do I vote?

A:    Membership units can be voted only if the holder of record is present at the 2025 Annual Meeting and any adjournments thereof either in person or by proxy. You may vote using either of the following methods:

•Proxy Card. The enclosed proxy card is the means by which a member may authorize the voting of his, her, or its membership units at the 2025 Annual Meeting. The membership units represented by each properly executed proxy card will be voted at the 2025 Annual Meeting and any adjournments thereof in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your enclosed proxy card. After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or by fax to the Company at (507) 752-6162. To be certain that your membership units will be represented at the 2025 Annual Meeting, please return your proxy card by 5:00 p.m. on Wednesday, March 5, 2025. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing. If you sign and return the proxy card without specifying any choices, the proxies will vote your units FOR the incumbent governors Russell Derickson, Ronald Jorgenson and Michael Landuyt, FOR Say-on-Pay for Proposal Two and FOR Every Three Years for Proposal Three.

•In person at the 2025 Annual Meeting. All members may vote in person at the 2025 Annual Meeting.

Q:    Do I have dissenters' rights, appraisal rights or similar rights?

A:    Pursuant to Section 6.19 of the Company's Third Amended and Restated Operating Agreement ("operating agreement"), members have no dissenters' rights, appraisal rights or any similar rights.

Q:    What can I do if I change my mind after I return my proxy?

A:    You may revoke your proxy by:

•Voting in person at the 2025 Annual Meeting;
•Giving written notice of the revocation to our Chief Executive Officer, Brian Kletscher, or our Chief Financial Officer, Lucas Schneider, at the Company's office at P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152 prior to the 2025 Annual Meeting.
•Giving written notice of the revocation to our Chief Executive Officer, Brian Kletscher, or our Chief Financial Officer, Lucas Schneider, at the commencement of the 2025 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:    If you do not mark any choices on the proxy card for Proposal One, then the proxies will vote your units FOR the incumbent governors Russell Derickson, Ronald Jorgenson and Michael Landuyt. If you do not mark any choices on the proxy card for Proposal Two, then the proxies will vote your units FOR Proposal Two. If you do not mark any choices for Proposal Three-Frequency of Say-On-Pay Vote, then the proxies will vote your units FOR Every Three Years. You may wish to vote for only one or two of the governor nominees. In this case, your vote will only be counted for the governor nominee(s) you have selected. If you mark contradicting choices on the proxy card for a nominee or with regard to Proposal Two or Three, your votes will not be counted with respect to the governor nominee or the proposal for which you marked contradicting choices.

    Each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2025 Annual Meeting.

Q:     What is the effect of a broker non-vote?

A:     Broker non-votes, if any, will count for purposes of establishing a quorum at the 2025 Annual Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including the proposals presented at the 2025 Annual Meeting, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote either way and reports the units as "non-votes." These broker non-votes function as abstentions under our governing documents.

Q:    Who can attend the 2025 Annual Meeting?

A:    All members of the Company as of the close of business on the record date may attend the 2025 Annual Meeting and any adjournments thereof.

Q:    What is the record date for the 2025 Annual Meeting?

A:    The record date for the 2025 Annual Meeting is January 21, 2025.

Q:    Who will count the vote?

A:    The Company has appointed Christianson PLLP to tabulate the votes. Christianson PLLP will separately tabulate votes and abstentions.

Q:    How do I nominate a candidate for election as a governor to the Board for the 2026 annual meeting and what is the deadline for submitting my nomination?

A:    Three governor positions will stand for election at the 2026 annual meeting. Nominations for governor positions are made by a nominating committee appointed by the Board. In addition, a member may nominate a candidate for governor by following the procedures explained in Section 5.3(b) of the operating agreement. Section 5.3(b) requires that written notice of a member's intent to nominate an individual be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Company not less than 120 days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations for the 2026 annual meeting must be submitted to the Company by September 29, 2025.

Each notice must include: (i) the name and address of the member who is making the nomination; (ii) a representation that the member is a holder of units entitled to vote at such meeting and the member intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) the name, age, address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee; (v) any other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission; and (vi) the consent of the nominee to serve as a governor of the Company if so elected.

Q:    What is a member proposal?

A:    A member proposal is your recommendation or requirement that the Company and/or the Board take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:    When are member proposals due for the 2026 annual meeting?

A:    In order to be considered for inclusion in the Company's 2026 annual meeting proxy statement, member proposals must be submitted in writing to the Company by September 29, 2025. The Company suggests that proposals for the 2026 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2026 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than December 12, 2025 (approximately 45 days prior to the one year anniversary of the date of the mailing of this year's annual meeting proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2026 annual meeting by December 12, 2025 the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:    Who is paying for this proxy solicitation?

A:    The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials and reports to such beneficial owners.

PROPOSALS TO BE VOTED UPON

PROPOSAL ONE
ELECTION OF GOVERNORS

    Nine elected governors comprise the Board. The Board is currently divided into three classes. Three governors are to be elected by the members at the 2025 Annual Meeting and the terms of the remaining elected governors expire in either 2026 or 2027.

Below is a chart showing when each elected governor's term expires:

2025	Russell Derickson
Ronald Jorgenson
Michael Landuyt
2026	David Eis
Gerald Forsythe
David Moldan
2027	George Goblish
Daniel Tauer
Luke Spalj

The nominating committee has nominated Russell Derickson, Ronald Jorgenson and Michael Landuyt for election to the Board at the 2025 Annual Meeting. These nominees have indicated their willingness to serve if elected. The following table contains certain information with respect to the nominees for election to the Board at the 2025 Annual Meeting:

Name and Principal Occupation	Age	Year First Became a Governor	If Elected, Term will Expire
Russell Derickson, Farmer	60	2006	2028
Ronald Jorgenson, Farmer	65	2006	2028
Michael Landuyt, Farmer	49	2006	2028

Biographical Information for Nominees

Russell Derickson, Governor and Nominee - Age 60

    Russell Derickson owns and manages his own farming operation, which produces corn and soybeans. He has served as a Soil Scientist, Agricultural Advisor and Warehouse Examiner for the Minnesota Department of Agriculture of St. Paul, Minnesota. Mr. Derickson attended South Dakota State University where he received a M.Ed in Ag Education and B.S. in Agricultural Education and Mechanized Agriculture. Mr. Derickson serves on the board of governors for Minnesota Soybean Processors. Mr. Derickson has served on our Board since May 2006. He currently serves on our governance, fixed assets and audit committees. Mr. Derickson was selected as a nominee based on his prior involvement with our Company and the ethanol industry and his agricultural and business experience and has agreed to serve if elected.

Ronald Jorgenson, Vice Chairman, Governor and Nominee - Age 65

    Ronald Jorgenson owns and operates his own farming operation. Mr. Jorgenson attended the University of Minnesota of St. Paul, Minnesota. Mr. Jorgenson has served on our Board since May 2006. Mr. Jorgenson serves as vice chairman of our Board and is expected to continue to serve as vice chairman at the pleasure of the Board. He also currently serves on our audit committee as the chairman and serves on our risk management and executive committees. Mr. Jorgenson was selected as a nominee based on his prior involvement with our Company and the ethanol industry and his agricultural and business experience and has agreed to serve if elected.

Michael Landuyt, Treasurer, Governor and Nominee - Age 49

    Michael Landuyt owns and manages Landuyt Land and Livestock, a farming operation in Walnut Grove, Minnesota, that buys and sells cattle and feed ingredients and produces corn. Mr. Landuyt served on our Board from May 2006 until February 2010 and again since December 2014. Mr. Landuyt serves as treasurer of our Board and is expected to continue to serve as treasurer at the pleasure of the Board. He currently serves on our governance, fixed assets, audit and nominating committees. Mr. Landuyt was selected as a nominee based on his prior involvement with our Company and the ethanol industry and his agricultural and business experience and has agreed to serve if elected.

Required Vote and Board Recommendation

    If you are entitled to vote and you do not submit a proxy card or attend the meeting or if you abstain from voting, your vote will not be counted either for or against any nominee because the governors will be elected by a plurality vote, meaning that those nominees receiving the greatest number of votes relative to the other nominees will be elected. Votes withheld or abstained for all governor nominees will be treated as present at the meeting for purposes of determining a quorum.
THE BOARD RECOMMENDS A VOTE FOR THE INCUMBENT GOVERNORS, RUSSELL DERICKSON, RONALD JORGENSON AND MICHAEL LANDUYT. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES FOR GOVERNOR, THE PROXIES WILL VOTE FOR THE INCUMBENT GOVERNORS RUSSELL DERICKSON, RONALD JORGENSON AND MICHAEL LANDUYT.

Biographical Information for Non-nominee Governors

David Eis, Governor and Secretary - Age 56

    Mr. Eis is engaged in agricultural production which includes raising corn, soybeans and feeder cattle. He is a member of the Minnesota State Cattlemen, Redwood Area Cattlemen and the Minnesota Corn and Soybean Growers Association. Mr. Eis was employed as a crop insurance adjuster for Rural Community Insurance Services until March of 2014, when he left to expand his cattle operation. He currently serves on the Independent School District 640-Wabasso Public School Board. Mr. Eis has served on our Board since June 2015. Mr. Eis serves as secretary of our Board and is expected to continue to serve as secretary at the pleasure of the Board. He also currently serves on our risk management, executive, audit and nominating committees.

Gerald Forsythe, Governor - Age 84

Mr. Forsythe is currently the chairman and CEO of Indeck Energy Services, Inc., Indeck Capital, Inc. and Indeck Power Equipment Company. Mr. Forsythe began his career with Indeck Power Equipment Company in 1963 and has over fifty years of experience in the power industry. He founded Indeck Energy Services, Inc. in 1985 which constructed and operates gas fired co-generation facilities. Mr. Forsythe also founded Forsythe Racing, Inc. and formed the Forsythe Racing Team in 1982 to participate in open wheel racing. His team has won series championships in Formula Atlantic, Indy Lights and Champ Car. He has also been responsible for constructing racing venues in Mexico and England and is the owner of the Long Beach Grand Prix in California and Cosworth, Ltd. in England. Mr. Forsythe farms near his hometown of Marshall, Illinois. Mr. Forsythe also serves as director for LincolnLand Agri-Energy, LLC and Kaapa Ethanol Holdings, LLC. Mr. Forsythe was appointed by the Board in February 2021 to fill a vacancy. He currently serves on our fixed assets and risk management committees.

George Goblish, Governor - Age 55

    George Goblish farms near Vesta, Minnesota where he produces corn and soybeans. He is also an Asgrow/Dekalb/Monsanto seed dealer. Mr. Goblish attended Willmar Technical College where he received his Associate Degree in Agricultural Production and Management. Mr. Goblish has served on our Board since May 2006. He currently serves on our governance, fixed assets, and audit committees.

David Moldan, Chairman and Governor - Age 64

    Mr. Moldan is the president and treasurer of Moldan & Sons, Inc., a farming operation in Lamberton, Minnesota. Mr. Moldan attended the University of Minnesota Waseca where he received his Associate Degree in Applied Science and Diversified Ag Production. Mr. Moldan has served on our Board since May 2006. Mr. Moldan serves as chairman of our Board and is expected to continue to serve as chairman at the pleasure of the Board. He also currently serves on our fixed assets and executive committees.

Luke Spalj, Governor - Age 60

    Mr. Spalj has been in the construction business for over 30 years. Since 1993, Luke Spalj has owned and operated Rice Lake Construction Group of Deerwood, Minnesota, which is a heavy industrial contractor specializing in water and wastewater treatment plants. Mr. Spalj has also been owner and director of Deerwood Bancorp of Deerwood, Minnesota since 1997. Additionally, Mr. Spalj also worked in various capacities for Quanta Services, Inc., a publicly traded specialty contractor serving the electric and gas utility, telecommunications and cable industries from 1998-2004 serving as president of the Telecommunications and Cable TV Division from January 2002 through 2004. Mr. Spalj has a B.S. in civil engineering from Michigan Technological University. Mr. Spalj has served on our Board since August 2009. He currently serves on our fixed assets committee.

Daniel Tauer, Governor - Age 61

For more than five years, Mr. Tauer has owned and managed Tauer Properties, Inc., a farm and hog operation in Morgan, Minnesota. Mr. Tauer served on the Board for F&M from 2001-2012. He currently serves as the President for Redwood Electric Cooperative. Mr. Tauer has served on our Board since June 2024 when he was appointed to fill a vacancy. He currently serves on our fixed assets committee.

Biographical Information Regarding Executive Officers and Key Employees

Brian Kletscher, Chief Executive Officer - Age 63

    Brian Kletscher was hired to serve as our Chief Executive Officer on November 6, 2008. Previously, Mr. Kletscher had served as chairman of the Board. Brian Kletscher served as county commissioner of Redwood County, Minnesota until January 2009. Mr. Kletscher's duties included but were not limited to, budgets, financial operations, approving capital purchases, personnel committee and building projects. Mr. Kletscher owned and operated Kletscher Farms until December 2008. Mr. Kletscher serves on the board of directors of Renewable Products Marketing Group and Minnesota Biofuels Association. Mr. Kletscher is expected to serve as our Chief Executive Officer indefinitely at the pleasure of the Board or until his earlier death, disability or resignation.

Lucas Schneider, Chief Financial Officer - Age 43

    Lucas Schneider was hired to serve as our Chief Financial Officer on December 3, 2012. Prior to his employment with Highwater, Mr. Schneider served as the Chief Financial Officer since December 2010 for Heron Lake BioEnergy, LLC, an ethanol plant located in Heron Lake, Minnesota. Previously, he served as the senior accountant of Heron Lake BioEnergy, LLC since November 2008 and as the staff accountant from March 2008 to November 2008. Mr. Schneider was a staff accountant at Gerber and Haugen, an accounting firm located in Slayton, Minnesota, from April 2007 to March 2008. Mr. Schneider holds a B.S. from Southwest Minnesota State University in Marshall, Minnesota. Mr. Schneider is expected to serve as our Chief Financial Officer indefinitely at the pleasure of the Board or until his earlier death, disability or resignation.

PROPOSAL TWO
ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Company believes that our compensation policies and procedures are reasonable based on the size and complexity of the Company and are strongly aligned with the long-term interests of our members. Publicly reporting companies are required to present to their members the opportunity to provide an advisory vote on the Company's executive compensation program. We urge you to read the "EXECUTIVE COMPENSATION" section of this proxy statement, including the Company's Compensation Discussion and Analysis section, for details on the Company's executive compensation, including the Company's compensation philosophy and objectives and compensation of our executive officers for the 2024 fiscal year. This advisory member vote, commonly known as "Say-on-Pay", gives you as a member the opportunity to endorse or not endorse our executive officers compensation program and policies through the following resolution:

"RESOLVED, that the members endorse the compensation of the Company's executive officers, as disclosed in the "Compensation Discussion and Analysis", the compensation tables, and related disclosure contained under the caption "EXECUTIVE COMPENSATION" of this proxy statement."

Because your vote is advisory, it will not be binding on the Board. However, the Board will take into account the outcome of the vote when considering future executive compensation arrangements. We believe the Say-on-Pay proposal demonstrates our commitment to achieving a high level of total return for our members.

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether either alternative receives approval from the members holding a majority of the membership units represented at the 2025 Annual Meeting and any adjournments thereof.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICE, THE PROXIES WILL VOTE FOR THE APPROVAL OF PROPOSAL TWO.

PROPOSAL THREE
ADVISORY APPROVAL OF FREQUENCY OF SAY-ON-PAY VOTE

The Company is presenting the following proposal, which gives you as a member the opportunity to inform the Company as to how often you would like the Company to include a proposal, similar to Proposal Two, in the Company's proxy statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act. While the Board intends to carefully consider the member vote resulting from this proposal, the final vote will not be binding on the Company and is advisory in nature.

"RESOLVED, that the members wish the Company to include an advisory vote on the compensation of the Company's executive officers pursuant to Section 14A of the Securities Exchange Act every: (i) year; (ii) two years; or (iii) three years."

The alternative that receives the greatest number of votes compared to the other alternatives, regardless of whether any alternative receives approval from members holding a majority of the membership units represented at the 2025 Annual Meeting and any adjournments thereof, will be the vote of the members.

THE BOARD RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY APPROVAL OF EXECUTIVE COMPENSATION (SAY-ON-PAY) EVERY 3 YEARS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICE, THE PROXIES WILL VOTE EVERY 3 YEARS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). Except as indicated by footnote, a person named in the tables below has sole voting and sole investment power for all units beneficially owned by that person.

As of January 21, 2025, the following beneficial owner owned or held 5% or more of our outstanding units:

Title of Class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Gerald Forsythe(2)	494 Units	10.39%

(1) The address of each beneficial owner is deemed to be the address of the Company at P.O. Box 96, 24500 US Highway 14, Lamberton, Minnesota 56152.
(2) Gerald Forsythe, our governor, is the owner of ninety-four units or 1.98% of our outstanding units. Indeck Renewable Energy, LLC is the owner of an additional four hundred units which is 8.41% of our outstanding units. Mr. Forsythe is a director and executive officer of Indeck Renewable Energy, LLC, giving him total beneficial ownership of four hundred ninety-four units.

Security Ownership of Management

    As of January 21, 2025, members of our Board, former members of our Board, nominees and executive officers own membership units as follows:

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Russell Derickson, Governor and Nominee	16 Units	*
Membership Units	David Eis, Secretary and Governor(2)	3 Units	*
Membership Units	Gerald Forsythe, Governor (3)	494 Units	10.39%
Membership Units	George Goblish, Governor(4)	50 Units	1.05%
Membership Units	Ronald Jorgenson, Vice Chairman, Governor and Nominee	16 Units	*
Membership Units	Brian Kletscher, CEO(5)	18 Units	*
Membership Units	Michael Landuyt, Treasurer, Governor and Nominee(6)	4 Units	*
Membership Units	David Moldan, Chairman and Governor	14 Units	*
Membership Units	Mark Pankonin, Former Governor	5 Units	*
Membership Units	Lucas Schneider, CFO	0 Units	*
Membership Units	Luke Spalj, Governor	136.5 Units	2.87%
Membership Units	Daniel Tauer, Governor(7)	5 Units	*
TOTAL:		761.5 Units	16.02%

(*) Indicates that the membership units owned represent less than 1% of the outstanding units.
(1)The address of each beneficial owner is deemed to be the address of the Company.
(2)Mr. Eis shares investment and voting power with respect to two units with his wife.
(3)This includes four hundred units owned by Indeck Renewable Energy, LLC.
(4)Mr. Goblish shares investment and voting power with respect to these units with his wife.
(5)Mr. Kletscher shares investment and voting power with respect to nine units with his wife.
(6)One unit is owned by Mr. Landuyt's wife. Mr. Landuyt shares investment and voting power with respect to that unit with his wife.
(7)Mr. Tauer shares investment and voting power with respect to these units with his wife.

DELINQUENT SECTION 16(a) REPORTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and governors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with SEC. Officers, governors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and governors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2024, except that Mr. Tauer filed an initial statement of beneficial ownership late.

BOARD OF GOVERNORS' MEETINGS AND INDEPENDENCE

    The Board generally meets once per month. The Board held twelve regularly scheduled meetings and one special meeting during the fiscal year ended October 31, 2024. During the fiscal year ended October 31, 2024, each governor attended at least 75% of the aggregate of the total meetings of the Board and the total meetings held by all committees of the Board on which said governor served except Gerald Forsythe and Luke Spalj.

    The Board does not have a formalized process for holders of membership units to send communications to the Board. The Board feels this is reasonable given the accessibility of our governors. Members desiring to communicate with the Board are free to do so by contacting a governor via our website, fax, phone or in writing. The names of our governors and their addresses are listed on the Company's website at www.highwaterethanol.com or are available by calling the Company's office at (507) 752-6160.

The Board does not have a policy with regard to governors' attendance at annual meetings. Last year, five governors attended the Company's annual meeting. Due to this high attendance record, it is the view of the Board that such a policy is unnecessary.

Governor Independence

    All of our governors and governor nominees are independent, as defined by NASDAQ Rule 5605(a)(2), with the exception of Russell Derickson, David Eis, George Goblish, Michael Landuyt, David Moldan and Mark Pankonin. Mr. Derickson, Mr. Eis and Mr. Goblish are not considered independent because each sold corn to the Company in excess of $120,000 in at least one of the last three fiscal years. Mr. Landuyt is not considered independent because a company owned and operated by him sold corn to the Company in excess of $200,000 and purchased distillers grains from the Company in excess of $200,000 in at least one of the last three fiscal years. Mr. Moldan is not considered independent because a company owned and operated by him sold corn to the Company in excess of $200,000 in at least one of the last three fiscal years. Mr. Pankonin is not considered independent because companies owned and operated by him and his father purchased distillers grains from the Company in excess of $200,000 in at least one of the last three fiscal years. The Board believes that allowing these governors to serve is reasonable due to the fact that the purchases of corn and sales of distillers grains by the Company were made in the ordinary course of business and are substantially based on the prevailing market value of such commodities. In evaluating the independence of our governors, we considered the following factors: (i) the business relationships of our governors; (ii) positions our governors hold with other companies; (iii) family relationships between our governors and other individuals involved with the Company; (iv) transactions between our governors and the Company; and (v) compensation arrangements between our governors and the Company.

Insider Trading Policy and Policy Regarding Hedging

    We have an insider trading policy that governs the purchase, sale, and other dispositions of our securities that applies to our governors, officers, employees, and other covered persons. We also follow procedures for the repurchase of our securities. We believe our insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations applicable to the Company. Our insider trading policy also prohibits our governors, officers, employees and other covered persons from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company's membership units held by such persons.  A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended October 31, 2024.

Board Leadership Structure and Role In Risk Oversight

    The Company is managed by a Chief Executive Officer that is separate from the chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

    The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and governors, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics was filed as an exhibit to our annual report of Form 10-K filed with the SEC on January 29, 2013 and is also available free of charge on written request to Highwater Ethanol, LLC, 24500 US Highway 14, Lamberton, Minnesota 56152.

AUDIT COMMITTEE

    The Company has a standing audit committee. The purpose of the audit committee is to monitor the integrity of the Company's financial reporting process and systems of internal controls. The audit committee appoints and monitors the independence and qualifications of the Company's independent registered public accounting firm, monitors the performance of the Company's audit function, provides an avenue of communication among the independent registered public accounting firm, management, and the Company's Board, and prepares an audit committee report to be included in the Company's annual proxy statement.

    The audit committee of the Board operates under a charter adopted by the Board in 2008. A copy of the audit committee charter is available on the Company's website at www.highwaterethanol.com. Under the charter, the audit committee must have at least three members. Our audit committee members are currently Ronald Jorgenson, Russell Derickson, David Eis, George Goblish and Michael Landuyt. Mr. Jorgenson chairs our audit committee. Audit issues were specifically addressed by the audit committee during the four audit committee meetings that were held during the fiscal year ended October 31, 2024.
The audit committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of our audit committee members would be considered independent within the definition of independence provided by NASDAQ Rules 5605(a)(2) and 5605(c)(2) except for Russell Derickson, David Eis, George Goblish and Michael Landuyt. Mr. Derickson, Mr. Eis and Mr. Goblish would not be considered independent because each sold corn to the Company in excess of $120,000 in at least one of the last three fiscal years. Mr. Landuyt would not be considered independent because a company owned and operated by him sold corn to the Company in excess of $200,000 and purchased distillers grains from the Company in excess of $200,000 in at least one of the last three fiscal years. However, the Board believes that including these governors on the audit committee is reasonable due to the fact that the purchases of corn and sales of distillers grains by the Company were made in the ordinary course of business and are substantially based on the prevailing market value of such commodities. A governor would not be independent if they, or a family member, had been employed by the Company at any time during the last three years (unless such employment as an Executive Officer was on an interim basis, provided the interim employment did not last longer than one year), accepted any compensation from the Company in excess of $120,000 during the last three years, was a partner in, or a controlling shareholder or an executive officer of any organization which had extensive business dealings with the Company or was an affiliate of the Company. Additionally, governors serving on the audit committee must not have participated in the preparation of the Company's financial statements during the last three years.

The Board has determined that we do not currently have an audit committee financial expert serving on our audit committee.  We do not have an audit committee financial expert serving on our audit committee because no member of our audit committee has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 401 of Regulation S-K.  The Board intends to consider such qualifications in future nominations to our Board and appointments to the audit committee.
Audit Committee Report

The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended October 31, 2024. The committee has discussed with RSM US LLP, its independent registered public accounting firm, the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The committee has received from the independent registered public accounting firm written disclosures regarding the auditors' independence required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm, the independent registered public accounting firm's independence. The committee has considered whether the provision of services by RSM US LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q, are compatible with maintaining RSM US LLP's independence.

Based on the reviews and discussions referred to above, the audit committee determined that the audited financial statements referred to above be included in the Company's annual report on Form 10-K accompanying this proxy statement for the fiscal year ended October 31, 2024.

Audit Committee
Ronald Jorgenson, Chair
Russell Derickson
David Eis
George Goblish
Michael Landuyt

Independent Registered Public Accounting Firm

The audit committee has selected RSM US LLP as its independent registered public accounting firm for the fiscal year November 1, 2024 to October 31, 2025. A representative of RSM US LLP is expected to be present at the 2025 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if desired.

Audit Fees

The fees charged by our principal independent registered public accounting firm, RSM US LLP, during the last two fiscal years are as follows:

Category	Fiscal Year	Fees
Audit Fees	2024	$149,436
	2023	$141,126
Audit-Related Fees	2024	$—
	2023	$—
Tax Fees(1)	2024	$93,484
	2023	$214,126
All Other Fees	2024	$—
	2023	$—
    (1) Tax fees relate primarily to professional services rendered in connection with tax credit studies, preparation of the Company’s corporate income tax return and related tax planning and tax advice.

    Prior to engagement of the principal independent registered public accounting firm to perform audit and tax services for the Company, the principal registered public accounting firm was pre-approved by our audit committee pursuant to the Company's policy requiring such approval. One hundred percent of all audit services, audit-related services and tax-related services were pre-approved by our audit committee.

NOMINATING COMMITTEE
    The nominating committee of the Board operates under a charter adopted by the Board in 2009. A copy of the nominating committee charter is available on the Company's website at www.highwatereathanol.com. Under the charter, the nominating committee must have at least three members. The members of the nominating committee are currently David Eis, Michael Landuyt and Michael Bents (who is not a member of our Board). The nominating committee held one meeting during the fiscal year ended October 31, 2024.
    Based upon the size of the Company and the Board's familiarity with the Company since inception, the Board has also determined that each of the governors is qualified to suggest nominees for consideration to the nominating committee. The major responsibilities of a nominating committee are to:
•Develop a nomination process for candidates to the Board;
•Establish criteria and qualifications for membership to the Board;
•Identify and evaluate potential governor nominees;
•Recommend nominees to the Board to fill vacancies on the Board;
•Recommend nominees to the Board for election or re-election.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•Agricultural, business and financial background;
•Accounting experience;
•Community or civic involvement;
•Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);
•Lack of potential conflicts of interest with the Company;
•Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and
•Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each member of the nominating committee would be considered to be independent within the definition of independence provided by NASDAQ Rules 5605(a)(2) except David Eis and Michael Landuyt. Mr. Eis would not be considered independent because he sold corn to the Company in excess of $120,000 in at least one of the last three fiscal years. Mr. Landuyt would not be considered independent because a company owned and operated by him sold corn to the Company in excess of $200,000 and purchased distillers grains from the Company in excess of $200,000 in at least one of the last three fiscal years. However, the Board believes that including these governors on the nominating committee is reasonable due to the fact that the purchases of corn and sales of distillers grains by the Company were made in the ordinary course of business and are substantially based on the prevailing market value of such commodities. The nominating committee does not have a policy with regard to the consideration of diversity when identifying nominees.

The nominating committee does not have a policy for receiving nominations for governor positions from the Company's members. The Company believes that it is reasonable not to have a policy for receiving nominations for governor positions from the Company's members because the operating agreement provides a procedure for the members to nominate individuals to stand for election as governors. Notice of member nominations for candidates for governor must be given by following the procedures explained in Section 5.3(b) of the operating agreement. Section 5.3(b) of the operating agreement requires members to give written notice of a member's intent to nominate an individual not less than 120 days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting.

The notice to the Secretary shall set forth: (a) the name and address of record of the member who intends to make the nomination; (b) a representation that the member is a holder of record of units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (e) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (f) the consent of each nominee to serve as a governor of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a governor of the Company. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

COMPENSATION COMMITTEE
    The members of our executive committee are currently David Eis, Ronald Jorgenson, David Moldan and Michael Landuyt. Our executive committee comprises our compensation committee. The executive committee does not operate under a charter. The executive committee held one meeting during the fiscal year ended October 31, 2024 to discuss compensation.

    The executive committee is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. However, all members of the executive committee would be considered to be independent within the definition of independence provided by NASDAQ Rules 5605(a)(2) with the exception of David Eis, David Moldan and

Michael Landuyt. Mr. Eis would not be considered independent because he sold corn to the Company in excess of $120,000 in at least one of the last three fiscal years. Mr. Moldan would not be considered independent because a company owned and operated by him sold corn to the Company in excess of $200,000 in at least one of the last three fiscal years. Mr. Landuyt would not be considered independent because a company owned and operated by him sold corn to the Company in excess of $200,000 and purchased distillers grains from the Company in excess of $200,000 in at least one of the last three fiscal years. However, the Board believes that including these governors on the compensation committee is reasonable due to the fact that the purchases of corn and sales of distillers grains by the Company were made in the ordinary course of business and are substantially based on the prevailing market value of such commodities.

    For additional information on the responsibilities and activities of the executive committee, including the process for determining executive compensation; see the section of this proxy statement entitled "Compensation Discussion and Analysis."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationships currently exist between any of the governors, nominees, officers, or key employees of the Company. We have engaged in transactions with related parties during the fiscal year ended October 31, 2024. Our governor, Russell Derickson sold corn to the Company in the approximate amount of $239,000 during the fiscal year ended October 31, 2024. Our governor, David Eis, sold corn to the Company in the approximate amount of $304,000 during the fiscal year ended October 31, 2024. Our governor, George Goblish, sold corn to the Company in the approximate amount of $508,000 during the fiscal year ended October 31, 2024. Landuyt Land & Livestock, a company owned and operated by our governor, Michael Landuyt, sold corn to the Company in the approximate amount of $670,000 and purchased distillers grains from the Company in the approximate amount of $210,000 during the fiscal year ended October 31, 2024. Moldan & Sons, Inc., a company owned and operated by our governor, David Moldan, sold corn to the Company in the approximate amount of $322,000 during the fiscal year ended October 31, 2024. Minnesota Supreme Feeders, Inc., a company formerly owned and operated by our governor, Mark Pankonin, and his father, purchased distillers grains from the Company in the approximate amount of $701,000 during the period that Mr. Pankonin served as a governor.

The Company's Board reviews all transactions with related parties, as that term is defined by Item 404 of Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's operating agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, our operating agreement requires our governors to disclose any potential financial interest in any transaction being considered by the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Brian Kletscher serves as our Chief Executive Officer and Lucas Schneider serves as our Chief Financial Officer. These individuals are referred to in this proxy statement as our "executive officers". The executive committee has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The executive committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive.

The executive committee:
(1)establishes and administers a compensation policy for the executive officers;
(2)reviews and approves the compensation policy for all or our employees other than the executive officers;
(3)reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;
(4)reviews and monitors our succession plans; and
(5)approves awards to our executive officers pursuant to our incentive plans.

    All of the executive committee's actions are reported to the Board and, where appropriate, submitted to the Board for ratification. In determining the executive officers' compensation, the executive committee considers evaluations prepared by the governors. From time to time, the executive committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee and to fulfill administrative duties.

In setting compensation, the executive committee took into account the member vote at our 2022 annual meeting called the "Say-on-Pay" proposal, where the members overwhelmingly voted to endorse the Company's system of compensating its executive officers. Our next "Say-on-Pay" proposal will occur at our 2025 Annual Meeting and the advisory vote as to frequency of the "Say-on-Pay" proposal will also occur at our 2025 Annual Meeting.

Compensation Philosophy and Objectives

    The general philosophy of the Company is to provide competitive levels of compensation that are influenced by our performance, that reward individual achievements, and that enable us to retain qualified executives. Compensation consists of annual compensation, which includes base salary intended to provide a stable annual salary at a level consistent with individual contributions. In addition, the executive committee expects to maintain compensation plans which tie a portion of executive compensation to the Company's performance.

Compensation Committee Procedures

The executive committee is responsible for determining the nature and amount of compensation for the Company's executive officers. Our executive committee consists of four non-employee members of our Board.

The executive committee receives input from the executives on the personal performance achievements of the executives and management employees who report to them. These individual performance assessments determine a portion of the annual compensation for each executive. In addition, the executives provide input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to them, which the executive committee considers when making executive compensation decisions.

The executive committee annually evaluates the performance of the executives in light of the goals and objectives of the Company's executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels based on these evaluations. The executives are not present at either executive committee or Board-level deliberations concerning their own compensation. However, the Chief Executive Officer is present at deliberations concerning the Chief Financial Officer's compensation. The executive committee does its own performance review of the Chief Executive Officer and discusses the performance review with the Board. The Chief Executive Officer conducts the performance review of the Chief Financial Officer.

From time to time, the executive committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the executive committee or to fulfill administrative duties.

Compensation Committee Report

    The executive committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the executive committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Executive Committee
David Moldan, Chair
David Eis
Ronald Jorgenson
Michael Landuyt

Compensation Components

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and take into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

    The Board adopted a bonus plan for the executives for the fiscal year ended October 31, 2024 (the "2024 Bonus Plan").  The purpose of the 2024 Bonus Plan is to reward the executives for their contributions that directly impact financial results and also to encourage compliance with certain legal and financial matters.  Under the 2024 Bonus Plan, the Chief Executive Officer can earn an annual bonus up to 35% of his base salary based on the Company meeting certain goals related to EBITDA, unit value, net income, yield, and compliance. The Chief Financial Officer can earn an annual bonus up to 32% of his base salary based on the Company meeting certain goals related to EBITDA, unit value, net income, financial reporting and compliance. These goals were generally assessed as of the end of our fiscal year on October 31, 2024.

The Board approved a bonus payable to our Chief Executive Officer in the amount of $68,731 and a bonus to our Chief Financial Officer in the amount of $39,604 under the 2024 Bonus Plan. The Board approved a bonus payable to our Chief Executive Officer in the amount of $92,523 and a bonus to our Chief Financial Officer in the amount of $55,391 under the bonus plan for the fiscal year ended October 31, 2023. The Board approved a bonus payable to our Chief Executive Officer in the amount of $84,322 and a bonus to our Chief Financial Officer in the amount of $50,482 under the bonus plan for the fiscal year ended October 31, 2022.

    The Board adopted a bonus plan for the executives for the fiscal year ended October 31, 2025 (the "2025 Bonus Plan") similar to the 2024 Bonus Plan described above.
Employment Agreements with Executive Officers; Change of Control Agreements

    On February 26, 2014, we entered into employment agreements (the "Agreements") with our Chief Executive Officer and our Chief Financial Officer. The Agreements provide for an initial base salary which is subject to review and adjustment on an annual basis and may be terminated upon thirty days written notice by the executive or the Company. However, the executives are each entitled to eighteen months continued salary and paid health care benefits in the event of their dismissal by the Company without cause with such amounts to be reduced by any salary earned in other employment during that period. If our Chief Executive Officer would have been dismissed without cause on October 31, 2024, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an eighteen month period of approximately $453,310. If our Chief Financial Officer would have been dismissed without cause on October 31, 2024, and assuming that there was no reduction for salary earned in other employment, the Company estimates that it would have provided salary and health care benefits over an eighteen month period of approximately $292,497.

    In addition, we may terminate the Agreements upon sixty days notice and payment of three years salary in the event of certain change in control events which include the sale of substantially all of the Company's assets, the sale of a majority of the Company's outstanding membership units and the merger or consolidation of the Company with another. Assuming that our Chief Executive Officer would have been dismissed due to a change in control event on October 31, 2024, the Company estimates that it would have paid a lump sum in the amount of $861,888. Assuming that our Chief Financial Officer would have been dismissed due to a change in control event on October 31, 2024, the Company estimates that it would have paid a lump sum in the amount of $564,364.

    The executives are each entitled to an additional $10,000 for each completed year of employment following the execution of the Agreements to be invested in a life insurance or investment plan which vests in accordance with a vesting schedule over eight years of service with the Company. The Company is responsible for payment of income taxes in connection with the award. The award is paid on an annual basis at the fiscal year end. Upon disability of the executive or termination of employment, except for a termination by the Company for cause, the amounts would immediately vest. Assuming that our Chief Executive Officer would have become disabled or would have been dismissed other than for cause on October 31, 2024, the Company estimates that the amount vested would have been approximately $100,000. Assuming that our Chief Financial Officer would have become disabled or would have been dismissed other than for cause on October 31, 2024, the Company estimates that the amount vested would have been approximately $100,000.

    The Agreements prohibit the executives from competing with the Company within thirty miles of the Company's facility during the term of the Agreements and for one year thereafter. The Agreements also restrict the executives from disclosing certain Company information, interfering with the Company and soliciting customers, suppliers or past or present employees of the Company in connection with a competitive business operating within thirty miles of the Company's facility.
CEO Pay Ratio

    As a result of rules adopted by the SEC, we are disclosing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer for the fiscal year ended October 31, 2024:

•The median of the annual total compensation of all of our employees (excluding the Chief Executive Officer) was $91,513.
•The annual total compensation of our Chief Executive Officer, as reported on our Summary Compensation Table, was $412,441.
•Based on this information, the ratio of our Chief Executive Officer's annual total compensation to our median employee was 4.5:1.

Our employee population as of October 31, 2024 (the date we selected to identify our median employee), consisted of 43 individuals, with all of these individuals located in the United States. We identified our median employee based on the annual total compensation paid during the fiscal year ended October 31, 2024, calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K.

    In addition, for purposes of reporting the ratio of annual total compensation of the Chief Executive Officer to the median employee, both the Chief Executive Officer and median employee’s total compensation paid during the fiscal year ended October 31, 2024, were calculated consistent with the disclosure requirements of executive compensation under Item 402(c)(2)(x) of Regulation S-K. The Company has not made any of the adjustments permissible by the SEC, nor have any material assumptions or estimates been made to identify the median employee or to determine annual total compensation.

Perquisites

    We do not provide any material executive perquisites.

Accounting and Tax Treatment of Awards

    None of our executive officers, governors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Compensation Committee Interlocks and Insider Participation

    None of the members of the executive committee is or has been an employee of the Company. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our executives. As of October 31, 2024, none of our executives had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Fiscal Year	Salary	Bonus	All Other Compensation (1)	Total
Brian Kletscher, Chief Executive Officer	2024	$301,359	$68,731	$42,351	$412,441
	2023	$284,685	$92,523	$35,401	$412,609
	2022	$265,759	$84,322	$32,874	$382,955
Lucas Schneider, Chief Financial Officer	2024	$194,452	$39,604	$39,311	$273,367
	2023	$189,073	$55,391	$33,170	$277,634
	2022	$174,019	$50,482	$30,516	$255,016

(1)These amounts include contributions by the Company to the defined contribution plan, allowance for non-participation in the Company insurance plans, payments to be used for insurance premiums and reimbursement for payment of taxes.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following table and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of Company financial performance. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance in practice, refer to the “Compensation Discussion and Analysis” section above. References to “PEO” in the tables below refer to Brian Kletscher, our Chief Executive Officer.

Fiscal Year (a)	Summary compensation table total for PEO (1) ($) (b)	Compensation actually paid to PEO (2) ($) (c)	Average summary compensation table total for non-PEO named executive officers (3) ($) (d)	Average compensation actually paid to non-PEO named executive officers (4) ($) (e)	Value of initial fixed $100 investment based on:		Net income (7) ($) (h)	EBITDA (8) ($) (i)
					Total shareholder return (5) ($) (f)	Peer group total shareholder return (6) ($) (g)
2024	412,441	412,441	273,367	273,367	630.30	72.10	6,114,906	14,441,473
2023	412,609	412,609	277,634	277,634	566.93	72.31	16,739,304	26,343,131
2022	382,955	382,955	255,016	255,016	351.45	120.59	33,325,405	43,240,473
2021	360,934	360,934	238,211	238,211	125.09	164.62	13,740,928	23,296,966

(1) The amounts reported in this column reflect, for each applicable fiscal year, the amounts of total compensation reported for Brian Kletscher (our Chief Executive Officer) in the “Total Compensation” column of the Summary Compensation Table.
(2) The amounts reported in this column reflect, for each applicable fiscal year, the “compensation actually paid” as calculated under SEC rules (“CAP”) to Mr. Kletscher. The CAP is the same as the total compensation reported in column (b) as no adjustments were required.
(3) The amounts reported in this column reflect, for each applicable fiscal year, the amounts of total compensation reported in the "Total Compensation" column of the Summary Compensation Table for the Company’s named executive officers other than the PEO. The named executive officer included for this purpose for each applicable fiscal year is Lucas Schneider (our Chief Financial Officer).
(4) The amounts reported in this column reflect, for each applicable fiscal year, the average amount of CAP to the Company’s named executive officers other than the PEO. The CAP is the same as the total compensation reported in column (d) as no adjustments were required.
(5) The amounts reported in this column reflect the value based on the cumulative total shareholder return, during the period from October 31, 2020 through the end of the applicable fiscal year, of a hypothetical investment of $100 in the Company’s units.
(6) The amounts reported in this column reflect the value based on the cumulative total shareholder return of the NASDAQ Clean Edge Green Energy, one of the published industry indexes used in the performance graph for the fiscal year ended October 31, 2024, during the period from October 31, 2020 through the end of the applicable fiscal year, of a hypothetical investment of $100.
(7) The amounts reported in this column represent the amount of net income reflected in the Company’s audited consolidated financial statements for each applicable year.
(8) We have selected EBITDA as the Company-Selected Measure.

Relationship Between CAP and Performance

Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO named executive officer for our fiscal years 2021, 2022, 2023 and 2024 to (1) TSR of both our units and the NASDAQ Clean Edge Green Energy, (2) net income, and (3) EBITDA.

COMPENSATION ACTUALLY PAID VS. TSR
Compensation Actually Paid
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Value of Initial $100 Investment
$700
$600
$500
$400
$300
$200
$100
$-
2020
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

COMPENSATION ACTUALLY PAID VS. EBITDA
Compensation Actually Paid
EBITDA
$450,000
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$-
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
EBITDA

Tabular List of Most Important Financial Performance Measures

The following is a list of the most important financial performance measures that the Company has used to link compensation of our named executive officers to Company performance for the 2024 fiscal year:

•Net Income
•EBITDA
•Unit Value

GOVERNOR COMPENSATION

We do not have a separate compensation committee for our Board. The Board has direct responsibility with respect to the compensation of the Company's governors. For the 2024 fiscal year, the governors received $750 for each regular board meeting attended and $250 for each committee meeting attended. Mileage and other reasonable travel expenses will be paid when attending Board meetings, committee meetings or representing the Company at the Company's request. David Moldan is currently serving as our chairman and receives compensation in the amount of $1,400 per month for his services as chairman of our Board in addition to compensation for attending regular board meetings and committee meetings. The vice chairman, Ronald Jorgenson, secretary, David Eis, and treasurer, Michael Landuyt, each currently receive compensation in the amount of $750 per month in addition to compensation for attending regular board meetings and committee meetings. The additional compensation for each is paid if present for the monthly executive committee meeting.

The table below shows the compensation paid to each of our governors for the fiscal year ended October 31, 2024. As of October 31, 2024, none of our governors had any options, warrants, or other similar rights to purchase securities of the Company.

Name	Fiscal Year	Fees Earned or Paid in Cash (1)	All Other Compensation(2)	Total Compensation
Russell Derickson	2024	$12,000	$2,523	$14,523
David Eis	2024	$21,000	$668	$21,668
Gerald Forsythe (3)	2024	$—	$—	$—
Daniel Tauer(4)	2024	$2,250	$101	$2,351
George Goblish	2024	$10,750	$320	$11,070
Ronald Jorgenson	2024	$23,250	$3,847	$27,097
Michael Landuyt	2024	$19,250	$3,339	$22,589
David Moldan	2024	$29,550	$2,190	$31,740
Mark Pankonin(5)	2024	$7,750	$102	$7,852
Luke Spalj	2024	$6,750	$—	$6,750

(1)Includes payment for regular Board meetings, committee meetings and additional monthly compensation for the chairman, vice chairman, treasurer and secretary.
(2)Includes reimbursement for mileage and other reasonable travel expenses incurred in connection with services rendered to the Company.
(3)Mr. Forsythe has declined to accept compensation for his service on the board.
(4)Mr. Tauer was appointed as governor in June 2024 to fill a vacancy.
(5)Mr. Pankonin passed away in March 2024.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended October 31, 2024, accompanies the mailing of this proxy statement. The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to David Moldan, Chairman of Highwater Ethanol, LLC at 24500 U.S. Highway 14, Lamberton, Minnesota 56152. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail Stop 0-5, Alexandria, VA 22312-2413, by email at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC's internet site (www.sec.gov).

    The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. The rule allows the Company to send a single set of our annual report and proxy statement to any household at which two or more members reside, unless the Company has received contrary instructions from one or more member(s). This practice, known as "householding", is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs. Each member will continue to receive a separate proxy card. If you wish to receive a separate annual report or proxy statement than that sent to your household either this year or in the future, you may contact the Company by telephone at (507) 752-6160 or by written request to Highwater Ethanol, LLC at 24500 US Highway 14, Lamberton, MN 56152 and the Company will promptly deliver a separate copy of the proxy materials. If members of your household receive multiple copies of our annual report and proxy statement, you may request householding by contacting the Company by telephone at (507) 752-6160 or by written request to Highwater Ethanol, LLC at 24500 US Highway 14, Lamberton, MN 56152.

HIGHWATER ETHANOL, LLC	1) Read the Proxy Statement.
2025 Annual Meeting - Thursday, March 6, 2025	2) Check the appropriate boxes on the proxy card below.
For Unit Holders as of January 21, 2025	3) Sign and date the proxy card.
Proxy Solicited on Behalf of the Board of Governors	4) Return the proxy card by mail to P.O. Box 96, 24500 US Highway 14, Lamberton, MN 56152 or via fax to (507) 752-6162.

To be certain that your membership units will be represented at the 2025 Annual Meeting and any adjournments thereof, please return your proxy card by 5:00 p.m. on Wednesday, March 5, 2025. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

PROPOSAL ONE: ELECTION OF THREE GOVERNORS
**You may vote for THREE (3) nominees**

	For	Abstain/Withhold
Russell Derickson	☐	☐
Ronald Jorgenson	☐	☐
Michael Landuyt	☐	☐
PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY-ON-PAY)
FOR    ☐        AGAINST    ☐        ABSTAIN    ☐

PROPOSAL THREE: ADVISORY APPROVAL OF FREQUENCY OF SAY-ON-PAY VOTE

EVERY YEAR ☐     EVERY TWO YEARS ☐     EVERY THREE YEARS ☐     ABSTAIN ☐

By signing this proxy card, you appoint David Moldan and David Eis, jointly and severally, each with full power of substitution, as proxies to represent you at the 2025 Annual Meeting of the Members to be held on Thursday, March 6, 2025, at the American Legion, 110 South Main Street, Lamberton, MN 56152, and at any adjournments thereof, on any matters coming before the meeting. Registration for the meeting will begin at 8:30 a.m. The 2025 Annual Meeting will commence at approximately 9:30 a.m. Please specify your choices by marking the appropriate boxes above. The proxies cannot vote your units unless you sign and return this card. To be certain that your membership units will be represented at the 2025 Annual Meeting, please return your proxy card by 5:00 p.m. on Wednesday, March 5, 2025. However, proxy cards may still be accepted by the Company at any time prior to the polls officially closing.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2025 Annual Meeting. If you do not mark any boxes, the proxies will vote your units FOR the incumbent governors Russell Derickson, Ronald Jorgenson and Michael Landuyt, FOR Say-on-Pay and FOR Every Three Years. If you chose less than three nominees, then the proxies will vote your units only for the nominee(s) you chose. If you mark contradicting choices on the proxy card for a nominee or with regard to a proposal, your votes will not be counted with respect to the governor nominee or the proposal for whom you marked contradicting choices. However, each fully executed proxy card will be counted to determine whether a quorum is present at the 2025 Annual Meeting and any adjournments thereof.

Signature:	Joint Owner Signature:
Print Name:	Print Joint Owner Name:
Date:	Date:
Number of Units Held:

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.